                                                                   Exhibit 10.13

                      BOARD CHAIRMAN'S SERVICES AGREEMENT

     THIS SERVICE AGREEMENT (hereinafter this "Agreement") is entered into on this ____ day of ____________________, by and between:

     (1)  Winfield M. Kelly, Jr.
          12404 Pleasant Prospect Road
          Mitchellville, Maryland 20721

(hereinafter "Kelly") and

     (2)  Columbia Bancorp
          9171 Baltimore National Pike
          Ellicott City, Maryland  21042

(hereinafter "Columbia Bancorp"), and its subsidiary, The Columbia Bank (hereinafter "Columbia Bank").

                             W I T N E S S E T H:

     WHEREAS, Columbia Bancorp desires to provide to Kelly and Kelly desires to receive from Columbia Bancorp a continuing services agreement so as to retain and secure Kelly's services as Chairman of the Board of Directors of Columbia Bancorp and Chairman of the Board of Directors of Columbia Bank, upon the terms and conditions set forth in this Agreement.

     NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

     1.   Definitions.  As used in this Agreement, the following terms have the
          -----------
meanings set forth below:

             (a) Commencement Date.  _________________.
                 -----------------

             (b) Bank Regulatory Agency.  As used in this Agreement, "Bank
                 ----------------------
Regulatory Agency" shall mean any governmental authority, regulatory agency, ministry, department, statutory corporation, central bank or other body of the United States or of any other country or of any state or other political subdivision of any of them having jurisdiction over Columbia Bancorp or any transaction contemplated, undertaken or proposed to be undertaken by Columbia Bancorp hereunder or otherwise. Bank Regulatory Agency shall include, but not necessarily be limited to:

                    (1) The Federal Deposit Insurance Corporation or any other federal or state depository insurance organization or fund; and

                    (2) The Federal Reserve System, the Comptroller of the Currency, The Maryland Division of Financial Regulation, or any other federal or state bank regulatory or commissioner's office; and

              (3) The Resolution Trust Corporation, the Resolution Funding Corporation, the Financing Corporation or any other entity created pursuant to The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time; and

              (4) Any corporation, bridge bank, fund association, or other entity established, organized, owned (in whole or in part) or controlled by any of the foregoing; and

              (5) Any predecessor, successor or assignee of the foregoing.

     2. Term.
        ----

          (a) Initial Term. Except as provided for below under "Rights to
              ------------
Terminate Agreement", the Initial Term of this Agreement shall expire upon the expiration of Kelly's current term as a director of Columbia Bancorp.

               (1) Renewals and Extensions; Subsequent Annual Terms.  After the
                   ------------------------------------------------
     Initial Term of this Agreement, this Agreement shall automatically renew with the reelection of Kelly as BOARD CHAIRMAN in accordance with Columbia Bancorp's and Columbia Bank's By-Laws and Charter, unless:

                    (A) Kelly provides notice to Columbia Bancorp and Columbia
               Bank at least on or before the end of any term that he does not wish to renew the contract for an additional annual term, in which event this Agreement will expire at the end of the contract term in which Kelly gives such notice to Columbia Bancorp and Columbia Bank; or

                    (B) Kelly fails to be reelected as BOARD CHAIRMAN in
               accordance with Columbia Bancorp's and Columbia Bank's By-Laws and Charter.

     3.   Duties and Authority of Kelly.
          -----------------------------

               (a) Performance of Services. Kelly shall discharge his duties as
                   -----------------------
Board Chairman to the best of his ability for and on behalf of Columbia Bancorp and Columbia Bank. Kelly shall comply with all laws, statutes, ordinances, rules and regulations relating to his services and duties. During the term of this Agreement, Kelly shall not at any time or place directly or indirectly engage or agree to engage in any business or practice related to the banking business with or for any other person or entity to any extent whatsoever, other than to the extent required by the terms and conditions of this Agreement.

               (b) Constructive Termination. Excepting any action precipitated
                   ------------------------
by reason of regulatory requirements as provided in Section 5(b) below, substantial curtailment of the duties and authority of Kelly as Board Chairman hereunder by Columbia Bancorp and Columbia Bank shall constitute a termination without cause in breach of this Agreement.

     4.   Payment Amount; Terms.  As full compensation for all services rendered
          ---------------------
to Columbia Bancorp and Columbia Bank pursuant to this Agreement and the covenants contained herein, Columbia Bancorp and Columbia Bank shall pay to Kelly the following:

          (a)  Base Compensation. Kelly's base compensation (the "Base
               -----------------
Compensation") shall be $60,000 per annum. The Board of Directors shall review such base compensation at least annually and may grant such raises as in its discretion are deemed warranted.

                    (1) Base Compensation Rate. Compensation to begin on the
                        ----------------------
     Commencement Date at the above annual rate.

                    (2) Method of Payment. Columbia Bancorp and/or Columbia Bank
                        -----------------
     shall pay Kelly's said base compensation in equal monthly installments or more frequently.

          (b) Vacation and Leave. Kelly shall be entitled to such vacation and
              ------------------
leave as may be provided for under the current and future leave and vacation policies of Columbia Bancorp and Columbia Bank for executive officers.

          (c) Office Space. Columbia Bancorp will provide customary executive
              ------------
office space and executive office support to Kelly beginning on the Commencement Date.

          (d) D & O Insurance. Columbia Bancorp and Columbia Bank will provide
              ---------------

Kelly with directors and officers liability insurance coverage on terms comparable to that provided to Columbia Bancorp's and Columbia Bank's other officers and directors.

          (e) Additional Compensation. Upon the earlier to occur of (i) any sale
              -----------------------
or exchange of stock in Columbia Bancorp with any third party which results in a change in a controlling interest of Columbia Bancorp, or (ii) five years from the Commencement Date, Columbia Bancorp shall thereupon immediately pay to Kelly the sum of $200,000 as additional compensation to Kelly or his heirs. In addition, in the event Columbia is required to pay such additional compensation as a result of a change in a controlling interest of Columbia Bancorp and such a change in a controlling interest occurs prior to the time when Kelly shall have become fully vested in any stock option plan established for his benefit, Kelly shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit. For purposes of construing the foregoing, the term "change in a controlling interest" shall be defined as provided in applicable Federal Reserve Board regulations.

          5.  Rights to Terminate Agreement.

          (a) Breach or Default Under Agreement. Either party may terminate this
              ---------------------------------
Agreement for breach or default as provided herein below.

          (b) Termination Without Cause/Severance.  Kelly may terminate this
              -----------------------------------
Agreement in accordance with Paragraph 2(a)(1)(A), above. Columbia Bancorp and Columbia Bank may terminate this Agreement in accordance with Paragraph 2(a)(l)(B), above. Otherwise, if Kelly is not in breach or default of this Agreement and Columbia Bancorp or Columbia Bank terminates Kelly's services for any reason and under any procedures other than those specified in paragraph (c), below, then Columbia Bancorp or Columbia Bank shall thereupon immediately pay to Kelly the sum of $120,000 as severance compensation to Kelly; being equal to twice his Base Compensation for a 12 month period. In addition, should such termination occur prior to the time when Kelly shall have become fully vested in any stock option plan established for his benefit, Kelly shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit.

          (c) Termination of Kelly With Cause; Procedure.
              ------------------------------------------

                 (1) Termination of Compensation. If Columbia Bancorp and
                     ---------------------------
     Columbia Bank terminates Kelly for cause as set forth in this paragraph, then the compensation payments provided for herein shall cease.

                 (2) Definition of Cause. Under this Agreement, "cause" shall be
                     -------------------
     defined to be:

                         (A) Any willful act or action on the part of Kelly done in connection with or associated with the services rendered by Kelly under this Agreement for which a criminal prosecution (other than traffic and misdemeanor actions) is commenced by the prosecuting authorities in the jurisdiction in which such act or action occurred. For the purposes of this Agreement, the commencement of a criminal prosecution shall be deemed to have occurred upon the filing of a criminal information against Kelly or the indictment of Kelly by any local, state or federal authority.

                         (B) Any act of theft, fraud, deceit, material misrepresentation, assault or battery done by Kelly in connection with or associated with the services rendered by Kelly to Columbia Bancorp or Columbia Bank under this Agreement.

                         (C) Any act, action, failure to act or omission which constitutes gross misconduct or gross negligence in connection with or associated with the services rendered by Kelly under this Agreement, provided that the procedures of paragraph 5(c)(3) are followed.

                         (D) Any termination following a default of this Agreement by Kelly, pursuant to the provisions of Paragraph 10 below.

                         (E) Any Bank Regulatory Agency action with respect to this Agreement, or any failure of this Agreement to comply with any Bank Regulatory Agency requirements.

              (3) Procedure for Termination With Cause.  The procedure for
                  ------------------------------------
     termination with cause shall be as follows:

                    (A) For any reason specified in paragraph 5(c)(2)(A), Kelly shall be terminated upon the commencement of prosecution, as of the date of the act to which that paragraph applies.

                    (B) For any reason specified in Paragraphs 5(c)(2)(B), 5(c)(2)(C), 5(c)(2)(D) or 5(c)(2)(E), unless ordered by or agreed to differently between Columbia Bancorp and/or Columbia Bank, and a Bank Regulatory Agency, or unless a criminal prosecution has commenced as provided in Paragraphs 5(c)(2)(A) and 5(c)(3)(A) above, Columbia Bancorp and/or Columbia Bank shall give Kelly written notice of the cause alleged to be the basis for Kelly's termination. Kelly shall thereafter have a period of 30 days from the date of the receipt of Columbia Bancorp's and/or Columbia Bank's written notice in which to dispute and/or explain the situation(s) referred to in Columbia Bancorp's and/or Columbia Bank's written noticed, including, if appropriate, a response to Bank Regulatory Agencies. If Kelly does not respond to Columbia Bancorp's and/or Columbia Bank's notice, Kelly shall be deemed to have agreed to Columbia Bancorp's and/or Columbia Bank's and/or the Bank Regulatory Agency's allegations and the termination shall be effective as of the date of Columbia Bancorp's and/or Columbia Bank's written notice. If Kelly disputes the allegations contained in Columbia Bancorp's and/or Columbia Bank's and/or the Bank Regulatory Agency's notice, Kelly shall notify Columbia Bancorp and/or Columbia Bank in writing within the time period set forth above and Columbia Bancorp and/or Columbia Bank and Kelly shall set a meeting to discuss a resolution of the dispute. If the parties and/or any Bank Regulatory Agency do not reach agreement as to Kelly's termination, within 45 days of Columbia Bancorp's and/or Columbia Bank's notice, Columbia Bancorp and/or Columbia Bank, by a majority of its Board of Directors, shall have the right to terminate Kelly and to discontinue the compensation payments to Kelly. If Kelly nevertheless still disagrees that his termination was proper under the terms of this Agreement, both parties hereto by their execution hereof agree, unless otherwise ordered by or agreed to differently between any Bank Regulatory Agency and Columbia Bancorp and/or Columbia Bank, to submit to binding arbitration under the rules, regulations and procedures of the American Arbitration Association.

          (d) Termination of Agreement by Kelly for Cause.  If Columbia Bancorp
              -------------------------------------------
and/or Columbia Bank shall become in breach or default of any of the material provisions hereof, including especially any constructive termination [as provided in Paragraph 3(b), above] and fails to cure such breach as provided in Paragraph 10, below, then Kelly may, at his option at any time thereafter, elect to terminate this Agreement for cause, in which event Columbia Bancorp or Columbia Bank shall thereupon immediately pay to Kelly the sum of $60,000 as severance compensation to Kelly; being equal to his Base Compensation for a 12 month period. In addition, should such termination occur prior to the time when Kelly shall have become fully vested in any stock option plan established for his benefit, Kelly shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit.

          (e) Death or Disability.  If Kelly should be unable to perform his
              -------------------
professional duties due to disability, then the compensation provided for hereinabove shall continue at its full level for a period not to exceed 120 days and, if the disability is temporary, shall resume upon Kelly's return to his duties hereunder. In the event of Kelly's death, such compensation payments shall cease.

          (f) Survival of Restrictions. In the event of a termination of the
              ------------------------
offer set forth in this Agreement, or in the event of a termination of this Agreement after acceptance hereof by Kelly, all covenants and restrictions contained herein shall survive the termination and shall continue in full force and effect as provided for herein.

     6. Representations and Warranties of Kelly.  Kelly represents and warrants
        ---------------------------------------
to Columbia Bancorp and Columbia Bank the following:

          (a) Information Supplied to Columbia Bancorp and Columbia Bank.  All
              ----------------------------------------------------------
information and data, including but not limited to, personal data, work histories, salaries and responsibilities, represented and provided to Columbia Bancorp and Columbia Bank by Kelly in his application for the position provided for herein are true and correct in all material respects and Kelly has not stated any facts or circumstances, nor has he failed to disclose any facts or circumstances to Columbia Bancorp and Columbia Bank the statement or omission of which would cause Kelly's application to be false or misleading in any material respect.

          (b) Prior Agreements.  Kelly is not now a party to or bound by any
              ----------------
employment, consulting or other type of agreement, nor has he been a party to or bound by any such agreement, which would be breached by, or of which Kelly would be in default, by virtue of any provision contained in this Agreement with Columbia Bancorp and Columbia Bank, nor is Kelly a party to any such agreement which would compete with or constitute a conflict of interest with this Agreement and Kelly's duties and obligations to Columbia Bancorp and Columbia Bank.

          (c) Bank Regulatory Agency Approval. To the best of Kelly's knowledge,
              -------------------------------
information and belief, there are no facts or circumstances contained in Kelly's personal or professional history which are likely to, or which in fact will, cause any Bank Regulatory Agency having jurisdiction over Columbia Bancorp or Columbia Bank to withdraw, suspend or substantially modify its approval of Kelly as BOARD CHAIRMAN of Columbia Bancorp or Columbia Bank.

     7. Representations and Warranties of Columbia Bancorp and Columbia Bank.
        --------------------------------------------------------------------

          To the best of Columbia Bancorp's and Columbia Bank's knowledge, information and belief, there are no facts or circumstances to which Columbia Bancorp or Columbia Bank is privy, which are likely to, or which in fact will, cause any Bank Regulatory Agency having jurisdiction over Columbia Bancorp or Columbia Bank to withdraw, suspend or substantially modify its approval of Kelly as BOARD CHAIRMAN of Columbia Bancorp and Columbia Bank.

     8. Restrictive Covenants.
        ---------------------

          (a) Proprietary Information. Kelly acknowledges that upon acceptance
              -----------------------
of this Agreement, Kelly will be making use of, acquiring and adding to Columbia Bancorp's and Columbia Bank's confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to Columbia Bancorp's and Columbia Bank's business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, confidential reports, and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by Columbia Bancorp's and Columbia Bank's suppliers, and customers, all of which shall be deemed to be confidential information. Kelly acknowledges that such confidential information has been and will continue to be of central importance to the business of Columbia Bancorp and Columbia Bank and that disclosure of it or its use by others could cause substantial loss to Columbia Bancorp and Columbia Bank. In consideration of his anticipated and thereafter continued contract with Columbia Bancorp and Columbia Bank, upon acceptance hereof, Kelly agrees that during the entire term of this Agreement, and upon and for a period of two years after such term, Kelly shall not, for any purpose whatsoever, directly or indirectly, divulge, reveal, report, publish, transfer, or disclose to any person or entity any of such confidential information which was obtained by Kelly as a result of Kelly's services to Columbia Bancorp and Columbia Bank, nor shall Kelly reveal to any person or entity any trade secrets of Columbia Bancorp or Columbia Bank, but Kelly shall hold all of the same confidential and inviolate. For purposes of construing the foregoing, "proprietary information" shall not be construed to include information generally available in the public domain through sources other than Kelly.

          (b) Property of Columbia Bancorp or Columbia Bank.  All contracts,
              ---------------------------------------------
agreements, forms, financial books, records, instruments and documents, supplier lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, listings, programming, and any other instruments, records or documents relating or pertaining to Columbia Bancorp or Columbia Bank (hereinafter referred to as "Records") shall at all times be and remain the property of Columbia Bancorp and Columbia Bank. Upon termination or expiration of the term of this Agreement for any reason whatsoever, Kelly shall return to Columbia Bancorp or Columbia Bank all Records (whether furnished by Columbia Bancorp, by Columbia Bank, by a third party or prepared by Kelly), and Kelly shall neither make nor retain any copies of any such Records after such termination.

          (c) Inventions and Creations. All inventions and other creations,
              ------------------------
whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, innovations, manuals or other materials, made or conceived in whole or in part by Kelly during the term of this Agreement, which relate in any manner whatsoever to the business, existing or proposed of Columbia Bancorp, Columbia Bank or any other business or research development effort in which Columbia Bancorp or any of its subsidiaries or affiliates engages during the term of this Agreement, will be disclosed promptly by Kelly to Columbia Bancorp and Columbia Bank and shall be the sole and exclusive property of Columbia Bancorp and Columbia Bank.

          (d) Non-Solicitation of Customers and Employees. Kelly agrees during
              -------------------------------------------
the term of this Agreement and for a period of two years immediately following the expiration of the term hereof, that he shall not for his account or on behalf of any other person or legal entity, hire or solicit to hire any employee of Columbia Bancorp (or any of its affiliates or subsidiaries) or solicit the banking business of any person or entity known to him to be a customer of Columbia Bancorp (or any of its affiliates or subsidiaries).

     9. Indemnification.  Kelly agrees to indemnify and hold harmless Columbia
        ---------------
Bancorp and Columbia Bank from and against any and all claims made against Columbia Bancorp and Columbia Bank by any party by virtue of Kelly's past employment, whether such claims are made by a past employer or by another party with whom Kelly has dealt in the past. Columbia Bancorp and Columbia Bank agree to indemnify and hold harmless Kelly from and against any and all claims made against Kelly arising directly or indirectly from any fact or matter which contradicts (or as alleged would contradict) any representation or warranty of Columbia Bancorp and Columbia Bank hereunder. Promptly after receipt of any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance which, or which with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding pr investigation (an "Asserted Liability") that may result in a loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the other party (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the loss that has been or may be suffered by the Indemnitee. The Indemnifying Party may elect to assume responsibility for and to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to the Indemnitee), any Asserted Liability, unless in the reasonable judgment of the Indemnitee there may be one or more legal defenses available to it that are different from or in addition to those available to the Indemnifying Party and, therefore, it is advisable for the Indemnitee to be represented by separate counsel. Then, in such event, the Indemnitee shall have the right to employ separate counsel to represent it (which shall be reasonably satisfactory to the Indemnifying Party), in which event the fees and disbursements of such counsel shall be subject to indemnification hereunder. If such Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall have no further liability for such Asserted Liability but shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     10.  Right to Cure; Default.  In the event either party shall be alleged to
          ----------------------
be in breach of this Agreement, written notice shall be given by the other party and a 10 day opportunity to cure shall be provided. After such 10 day cure period, if the breach is not cured and remains as alleged, the breaching party shall be deemed in default and this Agreement may be terminated in the manner provided in Paragraph 5, above.

     11.  Entire Agreement. This Agreement represents the entire agreement of
          ----------------
the parties relating to the services of Kelly. All prior negotiations between the parties are merged into this Agreement and there are no understandings or agreements other than those incorporated herein.

     12.  Miscellaneous.
          -------------

             (a) Severability; Court Enforcement. The parties hereto covenant
                 -------------------------------
and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, by any Court of law, then the parties hereto expressly covenant and agree that any such provision or portion thereof shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law and that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision thereof shall be enforced by such court to the fullest extent permitted by applicable law.

          (b) Waiver. Columbia Bancorp and Columbia Bank and Kelly each reserve
              ------
the right to waive any of the terms of this Agreement which benefits the party waiving same. Any such waiver must be in a writing signed by the party waiving the same.

          (c) Choice of Law. It is the intention of the parties hereto that this
              -------------
Agreement shall be governed by the laws of the State of Maryland.

          (d) Successors. The terms of this Agreement shall inure to the benefit
              ----------
of and be binding upon Columbia Bancorp and Columbia Bank, their successors and assigns, and upon Kelly, his heirs, guardians and personal and legal representatives.

          (e) Gender. The use of the masculine gender herein shall be deemed to
              ------
be or include the feminine gender, wherever appropriate.

          (f) Notices. All notices, demands and other communications hereunder
              -------
shall be in writing and shall be deemed to have been duly given if delivered personally or if sent registered or certified mail, return receipt requested, properly addressed and postage prepaid to the addresses set forth hereinabove.

          (g) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (h) Headings.  The Section and paragraph headings used herein are for
              --------
convenience and reference only and shall not enter into the interpretation hereof.

          (i) Representation by Counsel. The parties hereto acknowledge that
              -------------------------
James J. Winn, Jr., of the law firm of Piper & Marbury, L.L.P., has acted as counsel to Columbia Bancorp and Columbia Bank in this matter.

     IN WITNESS WHEREOF this Agreement has been executed by the undersigned as of the day and year first above written.

ATTEST/WITNESS:                     COLUMBIA BANCORP

_______________________________     By:________________________________
                                         President

                                    THE COLUMBIA BANK

_______________________________     By:________________________________
                                         President

_______________________________     ___________________________________
                                         Winfield M. Kelly, Jr.